EXHIBIT 10(xvi)



                 RETIREMENT PLAN FOR DIRECTORS OF
                   ORION CAPITAL CORPORATION
                (As Amended September 12, 1994)

Section 1.   PURPOSE

     The purpose of the Plan is to provide the non-employee Directors of Orion Capital Corporation with post-retirement compensation for their services and to assist Orion Capital Corporation in attracting and retaining qualified individuals to serve as Directors.

Section 2.   DEFINITIONS

          "Affiliated Company" shall mean any company more than 50 percent of the voting stock of which is directly or indirectly owned by the Corporation.

          "Corporation" shall mean Orion Capital Corporation.

          "Credited Service" shall mean all years and fractions thereof of service as a Director, whether before or after the Effective Date. No period during which a Director was employed in the capacity of an employee of the Corporation or any Affiliated Company shall be included in determining the length of a Director's Credited Service.

          "Director" shall mean a member of the Board of Directors of the Corporation.

          "Effective Date" shall be April 1, 1990.

          "Payment Date" shall mean the date or dates on which persons who at such time are currently Directors are paid the Retainer.

          "Plan" shall mean this Retirement Plan for Directors of the Corporation.

          "Plan Administrator" shall mean the Secretary of the Corporation.

          "Retainer" shall mean the annual fee established by the Board of Directors of the Corporation for service as a Director, but excluding meeting fees, any additional fees paid to a Chairman of a Committee of the Board of Directors of the Corporation, expense reimbursements, and any stock options granted to any Director.

Section 3.   PARTICIPATION

          All individuals who are Directors on and after the Effective Date and who have at least five (5) years of Credited Service shall be entitled to participate in the Plan and receive the benefits provided hereunder, except that all individuals who were Directors after the Effective Date and prior to September 12, 1994,







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shall be entitled to participate in the Plan and receive the benefits hereunder irrespective of whether or not any such individual has five
(5) years of Credited Service.

Section 4.   ELIGIBILITY FOR RETIREMENT BENEFITS

          A Director shall be entitled upon the termination of service as a Director to the retirement benefits provided under
Section 6 of this Plan when such Director terminates service as a Director to the Corporation or following a Change in Control, as defined in Section 5 below.

Section 5.   CHANGE IN CONTROL

          For the purpose of this Plan, a "Change in Control" shall be deemed to have occurred if and when:

         (i) any "person", as such term is used in Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934 (the "Act"),becomes a beneficial owner, as such term is used in Rule 13d-3 of the Act, of securities of the Corporation representing 40 percent or more of the voting power of the outstanding common stock of the Corporation, (any such owner being hereinafter referred to as an "Acquiring Person");

         (ii) a majority of the Board of Directors of the Corporation (the "Board") at anytime consists of individuals elected to membership at a Board meeting or a Corporation shareholders' meeting other than individuals nominated or approved by a majority of Disinterested Directors;

        (iii) all or substantially all of the business of the Corporation is disposed of pursuant to a merger, consolidation or other transaction (other than a merger, consolidation or other transaction with a company of which 50 percent or more of the combined voting power of the outstanding securities having a right to vote at the election of directors is owned, directly or indirectly, by the Corporation both before and immediately after the merger, consolidation or other transaction) in which the Corporation is not the surviving corporation or the Corporation is materially or completely liquidated.

    (iv) The Corporation combines with another company and is the surviving corporation (other than a merger, consolidation or other transaction with a company of which 50 percent or more of the combined voting power of the outstanding securities having a right to vote at the election of directors is owned, immedately after the merger, consolidation or other trans-action), but immediately after the combination, the shareholders of the Corporation hold, directly or indirectly less than 50 percent of the total outstanding securities of the combined company having a right to vote at the election of directors.

          For this purpose, "Disinterested Directors" shall mean any member of the Board (i) who is not an officer or employee of the Corporation or any of its subsidiaries, (ii) who is not an Acquiring

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Person or an affiliate or associate of an Acquiring Person or a nominee or representative of an Acquiring Person and (iii) who was a member of the Board on the Effective Date or was recommended for election or elected by a majority of the Disinterested Directors then on the Board.

Section 6.  RETIREMENT BENEFITS

          The annual retirement benefit payable under the Plan to a retired Director shall be equal to one half (1/2) the annual Retainer in effect on the date a Director's service terminates. The retirement benefit retirement benefit payable for a fractional period of Credited Service shall equal the appropriate fraction of such Retainer. This annual retirement benefit shall be payable to the former Director (or, in the event of his or her death, thereafter to his or her beneficiary or beneficiaries) for a period equal to the length of his or her Credited Service or fifteen (15) years, whichever is less. Payment of the retirement benefit shall be made on each Payment Date commencing with the Payment Date following his or her termination of service, for any reason, as a Director. Notwithstanding the foregoing provisions, however, in the case of retirement benefits to be received following a Change in Control, such benefits, calculated as set forth above, shall be paid in one lump sum, without discount, on the first Payment Date following such Change in Control.

Section 7.   DEATH BENEFITS

          In the event that a Director dies while serving as a Director, then a death benefit shall be paid under this Plan to the Director's beneficiary or beneficiaries in an amount and at the times a retirement benefit would have been payable to the Director pursuant to Section 6.

Section 8.   BENEFICIARIES

          A Director or former Director's beneficiary or beneficiaries shall be the person or persons last designated as such in a writing and filed by the Director or former Director with the Plan Administrator. If no designation is in effect or the person or persons so designated do not survive the Director or former Director, the beneficiary shall be the estate of the Director or former Director.

Section 9.   SUSPENSION OF BENEFITS

          In the event a retired Director who is receiving retirement benefits under this Plan returns to service as a Director, payment of such retirement benefits shall be suspended during such subsequent period of service. Payment of retirement benefits shall commence again on the Payment Date following the date such subsequent service as a Director terminates. The amount of the remaining retirement benefits following such subsequent termination shall be based on the Retainer in effect at the time of such subsequent termination of service as a Director. Payments shall continue until the total period that payment of retirement benefits are made, including the

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 time of payments made prior to an individual's return to service as a Director, equals the total Credited Service by the individual as a Director, or fifteen (15) years, whichever is less.

Section 10.   FUNDING

          The benefits payable under this Plan shall not be secured by any assets of the Corporation or any Affiliated Company, nor shall any assets of the Corporation or any Affiliated Company be set aside or allocated to the satisfaction of such benefits. Benefits under the Plan shall be paid from the general assets of the Corporation and each Director's interest in his or her benefits under this Plan shall be only that of an unsecured general creditor of the Corporation.

Section 11.   ADMINISTRATION

          The Plan shall be administered by the Plan Administrator. In addition to the powers otherwise specifically granted the Plan Administrator under this Plan, the Plan Administrator shall (i) be empowered to administer and interpret the Plan, (ii) adopt or revise any rules or regulations pertaining to the Plan, and (iii) make any other determinations which he or she believes are necessary or advisable for the administration of the Plan.

Section 12.   ALIENATION OF BENEFITS

          No interest of any Director or beneficiary hereunder shall be transferred, assigned, pledged, anticipated or alienated by the Director or beneficiary or beneficiaries in any manner (except by will or the laws of descent and distribution) nor shall it be subject to attachment, bankruptcy proceedings or to any other legal process or the interference or control of creditors of the Director or any beneficiary or beneficiaries of the Director.

Section 13.   GOVERNING LAWS

          This Plan shall be governed by and construed under the laws of the State of Delaware.


Section 14.   AMENDMENT, MODIFICATION, OR TERMINATION OF
              THE PLAN

          The Board of Directors at any time may in any respect terminate, amend or modify the Plan, without the consent of any Director or beneficiary, provided that no amendment may reduce the accrued benefits of any Director.










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